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                                                                   EXHIBIT 10.12


                      AMENDMENT TO PROPYLENE FACILITY AND
               PIPELINE AGREEMENT AND PROPYLENE SALES AGREEMENT


     This Amendment, effective on January 1, 1993, is between HIMONT U.S.A, Inc. ("HIMONT") and Enterprise Products Company ("Enterprise"). HIMONT, successor to Hercules Incorporated, and Enterprise, successor to Enterprise Petrochemical Company, hereby agree to amend that certain Propylene Facility and Pipeline Agreement effective December 13, 1978, as amended (the "PFP Agreement") and the Propylene Sales Agreement attached as Exhibit A to the PFP Agreement, as amended (the "Propylene Sales Agreement") as set forth below.

PART 1 - PROPYLENE SALES AGREEMENT
----------------------------------

     A. The text of Article IV of the Propylene Sales Agreement shall be replaced with the following:

                                  "ARTICLE IV

                            QUANTITY AND SCHEDULING
                            -----------------------

SECTION 4.1 - QUANTITY
----------------------

     4.1 Beginning on January 1, 1993, and continuing throughout the term of this Agreement, including any extensions or renewals hereof, Enterprise shall sell and deliver to HIMONT, and HIMONT shall purchase and receive from


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     Enterprise, the full output capacity of Polymer Grade Propylene from the
     Plant as expanded in 1990, estimated to be one billion eighty million (1,080,000,000) pounds per year, less the agreed upon tolling volumes, of three hundred and eighty four million (384,000,000) pounds per year. During any month that the total plant production is less than ninety-two million (92,000,000) pounds of Polymer Grade Propylene, Enterprise shall have the right, but not the obligation, to supplement such short fall in production from Enterprise's inventory of Polymer Grade Propylene, which was previously produced by the Plant. The estimated volume of Polymer Grade Propylene which shall be sold by Enterprise and purchased by HIMONT, is seven hundred million (700,000,000) pounds per year. The actual monthly volume sold to HIMONT during any month shall not be more than sixty million (60,000,000) pounds, unless mutually agreed to by both parties, or less than fifty million (50,000,000) pounds except for "force majeure" conditions.

     Notwithstanding anything herein to the contrary, in the event Enterprise invokes force majeure, the volume delivered to HIMONT shall not be less than 64.58 percent of the total plant production during the force majeure period.

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SECTION 4.2 - SCHEDULING
------------------------

     4.2 A. Enterprise shall provide HIMONT, at least fifteen (15) days prior to the first (1st) day of each calendar quarter, with an estimate of the production of Polymer Grade Propylene at the Plant, by quarter, for the next succeeding twelve (12) month period. It is understood that such estimate is for the purpose of facilitating scheduling only and is not binding on either party.

          B.  Enterprise shall further provide HIMONT in writing, at least five
              (5) days prior to the first (1st) day of each calendar month, a schedule indicating the estimated quantity of Polymer Grade Propylene produced at the Plant that will be delivered by Enterprise to HIMONT during such month."

     B. Article V of the Propylene Sales Agreement shall be replaced with the following:

                                  "ARTICLE V

                                    QUALITY
                                    -------

     5.1 Enterprise represents, warrants and covenants that Polymer Grade Propylene sold and purchased hereunder

                                      -3-

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          shall meet the specifications set forth in Schedule A attached hereto.

          Enterprise is dedicated to continuous quality improvement and shall endeavor, through training and use of statistical methods, to seek improvements in its methods of production, delivery and quality measurement for the purpose of minimizing variation in the quality parameters of Polymer Grade Propylene delivered under this Agreement as defined in Schedule A and Schedule B attached hereto. Enterprise shall endeavor to reduce the maximum allowable levels of impurities in Polymer Grade Propylene from that listed in Schedule A to that listed in Schedule B. Schedule A shall be amended from time to time by written agreement of the parties to reflect Enterprise's improved ability to continuously supply Polymer Grade Propylene with maximum allowable levels of impurities below those defined in Schedule A. Enterprise shall endeavor to satisfy HIMONT's quality requirements, as they may evolve, and as they may be defined by joint technical effort, subject to mutual agreement on the allocation of costs incurred by Enterprise in satisfying HIMONT's evolving requirements."


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     C.   The text of Article VI of the Propylene Sales Agreement, shall be replaced with the following:

                                  "ARTICLE VI

                                     PRICE
                                     -----

SECTION 6.1 - PARTIES INTENT
----------------------------

     6.1 It is the intent of HIMONT and Enterprise that this Agreement constitute a long-term relationship for the sale and purchase of Polymer Grade Propylene at a freely negotiated price representative of Large Volume\Long-Term contract transactions for pipeline deliveries of Polymer Grade Propylene on the Texas Gulf Coast. For purposes of this Agreement Large Volume\Long-Term contracts are defined as freely negotiated contracts covering the sale of a minimum volume of one hundred million (100,000,000) pounds of Polymer Grade Propylene per year on the Texas Gulf Coast, with all terms, including pricing provision, and contract extensions, in effect for a minimum of two years.

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          The parties acknowledge that the marketplace for Large Volume\Long-
          Term contract sales of Polymer Grade Propylene by pipeline deliveries on the Texas Gulf Coast is determined by the application of a contractually agreed-to discount from a base contract price or range of base contract prices established monthly between suppliers and purchasers of propylene, and that such base contract prices are published monthly by CMAI in their Monomers Market Report. It is the desire of both parties that the sale and purchase of Polymer Grade Propylene hereunder be at a price representative of the freely negotiated Large Volume\Long-Term contract market as defined above.

SECTION 6.2 - PRICE
-------------------

     6.2 For Polymer Grade Propylene having a composition conforming with specification set forth in Schedule A, HIMONT shall pay Enterprise each month the following:

          a.  For the "Base Volume:"

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              Ninety three and one-half percent (93.5%) of the final month-end
              Average Contract Price for Polymer Grade Propylene in the United States as published by CMAI in their Monomers Market Report or otherwise reported to Enterprise and HIMONT by CMAI.

          The Average Contract Price shall be defined as the average of the three closest posted monthly prices among five polymer grade propylene sellers which shall be mutually agreed to by HIMONT and Enterprise.

          Base Volume is defined as the daily rateable monthly equivalent of the first five hundred million (500,000,000) pounds per year of Polymer Grade Propylene produced and sold by Enterprise to HIMONT, except that:

          i. During any month that Enterprise is unable to produce the daily rateable volume of Polymer Grade Propylene, equivalent to one billion and eighty million (1,080,000,000) pounds per year, due to plant operating problems, or

              "force majeure" conditions and, as a result, Enterprise reduces the volume of Polymer Grade Propylene available for sale to HIMONT below the daily rateable equivalent of seven hundred million (700,000,000) pounds per year, then during such months, the Base Volume shall be reduced by seventy one percent (71%) of the difference between the daily rateable equivalent of seven hundred million (700,000,000) pounds per year and the actual volume sold to HIMONT during such month.

     b.   For the "Incremental Volume:"

          Ninety three and one-half percent (93.5%) of the final month-end Average Contract Price for Polymer Grade Propylene in the Gulf Coast United States as published by CMAI in their Monomers Market Report or otherwise reported to Enterprise and HIMONT by CMAI, less an additional discount of one-half cent (.50c) per pound.

          Incremental Volume is defined as all Polymer

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              Grade Propylene in excess of the Base Volume which is sold by
              Enterprise to HIMONT each month.

              Enterprise and HIMONT mutually agree that effective January 1, 1995, and each twenty four (24) months thereafter, either party can request a Contract Price reopener, on ninety (90) days written notice, if either party can reasonably demonstrate that the Price herein set forth is not representative of the Large Volume\Long-Term contract market.

SECTION 6.3 - ALTERNATE PRICING MEDIUM
--------------------------------------

     6.3 In the event CMAI discontinues, suspends or fails to report a final month-end average Contract Price for Polymer Grade Propylene in the Gulf Coast United States, Enterprise and HIMONT agree they will promptly and in good faith adopt a price basis on an alternate pricing medium."

     D. The last sentence of Article VIII of the Propylene Sales Agreement shall be rewritten in its entirety as follows:

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     "Nothing contained herein shall affect HIMONT's right to terminate this
     Agreement because of the inability or refusal of Enterprise, after notification as provided for in Section 14.1 hereof, to correct any existing failure to deliver polymer grade propylene meeting the specifications set forth in Schedule A attached hereto; HOWEVER ENTERPRISE'S ONLY LIABILITY UNDER THIS AGREEMENT WITH REGARD TO NON-CONFORMING PRODUCT SHALL BE LIMITED TO REPLACEMENT FOR ANY NON-CONFORMING POLYMER GRADE PROPYLENE DELIVERED BY ENTERPRISE HEREUNDER AND FOR ANY PRODUCT IN HIMONT'S ABOVE GROUND STORAGE AND PIPELINES THAT IS CONTAMINATED DUE TO COMINGLING WITH SUCH NON-CONFORMING PRODUCT. ENTERPRISE SHALL NOT BE LIABLE TO HIMONT FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES WITH RESPECT THERETO, NOR SHALL ENTERPRISE BE LIABLE TO ANY THIRD PARTIES WITH WHICH HIMONT MAY ENTER INTO AGREEMENTS CONCERNING THE POLYMER GRADE PROPYLENE OR THE PRODUCTS MADE THEREFROM."

     E. The text of Article X of the Propylene Sales Agreement shall be replaced with the following:

                                  "ARTICLE X

                              BILLING AND PAYMENT
                              -------------------

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Section 10.1 - BILLING AND PAYMENT
----------------------------------

     10.1 Enterprise shall forward to HIMONT, no more often that once during each calendar month, an invoice for Polymer Grade Propylene sold and delivered hereunder (determined by passage of title) during the preceding calendar month. Such invoices, with supporting documentation, shall be dispatched promptly by Enterprise and in such manner so as to be received by HIMONT, within five (5) days of the date of invoice, at the following address:

              HIMONT U.S.A., Inc.
              2801 Centerville Road
              P.O. Box 15439
              Wilmington, DE 19850-5439
              Attention:  Vice President
                          Strategic Raw Materials

          or to such other address as HIMONT may hereinafter designate in writing to Enterprise. Payment by HIMONT shall be made to Enterprise net thirty (30) days from date of invoice, via wire transfer to:


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              Chemical Bank
              New York, New York
              ABA 021000128
              Account of:  Enterprise Products Company
              Account #144-0-11219

          or to such other address or bank as Enterprise may hereinafter designate in writing to HIMONT.

          If the payment date for an invoice falls on a Saturday, then the invoice shall be due and payable on the immediately preceding Friday. If the payment date for an invoice falls on a Sunday, then the invoice shall be due and payable on the next following Monday. If the payment date for an invoice falls on a Statutory Holiday, then the invoice shall be due and payable on the nearest preceding business day."

PART 2 - PFP AGREEMENT
----------------------

     A. The text of Section 2.5 B of the PFP Agreement shall be replaced with the following:


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"SECTION 2.5 - TERM OF LEASE AND RENTAL PAYMENT
-----------------------------------------------

     B. Enterprise shall pay Himont, without previous demand therefor and without deduction or setoff (including deductions or setoffs due or alleged to be due by reason of any past, present or future claims of Enterprise against Himont under this Agreement or under the Propylene Sales Agreement, or otherwise), as rent for use of the leasehold estate created in Section 2.4, a sum which equals 3.5cents per gallon for 50% of all Polymer Grade Propylene produced at the Plant; provided, however, that

          (a) During the period commencing January 1, 1981, and ending November 30, 1990, the sum payable as rent during each month of this period shall equal 4cents per gallon for 50% of all Polymer Grade Propylene produced at the Plant.

          (b) During the period commencing December 1, 1990, and ending December 31, 1992, the sum payable as rent during each month of this period shall equal 4cents per gallon on 50% of the rateable monthly production of a fixed annual production volume of nine hundred and eighty million (980,000,000) pounds per year of Polymer Grade Propylene (hereinafter the "Fixed Volume").


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          (c) Commencing on January 1, 1993, the sum payable as rent during each month thereafter shall equal the lesser of: (i) 3.50c per gallon on fifty percent (50%) of the current month's Fixed Volume, or
              (ii) 3.50c per gallon on fifty percent (50%) of the current month's Fixed Volume multiplied by the actual volume in pounds of Polymer Grade Propylene purchased by HIMONT hereunder during the current month divided by the current month's daily rateable equivalent of seven hundred million (700,000,000) pounds per year providing, however, that during any month that force majeure conditions are not invoked by Enterprise and Enterprise, at its sole discretion, elects to reduce the volume of Polymer Grade Propylene sold to HIMONT to less than the current month's daily rateable equivalent of seven hundred million (700,000,000) pounds per year, then the provisions of this Section 2.5 B (c) (ii) shall not apply.

     Within 15 days after the end of each month during the Lease Term, Enterprise shall furnish to HIMONT a statement, certified as true and correct by Enterprise, setting forth the number of gallons of Polymer Grade Propylene produced at the Plant during the preceding month."


                                     -14-
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     B.   Effective on January 1, 1993, Section 2.5 D of the PFP Agreement shall be deleted in its entirety.

     C. Insert the following sentence before the last sentence in Section 2.8 A.(1) of the PFP Agreement:

          "Beginning on January 1, 1993, and continuing throughout the term of this Agreement, including any extensions or renewals hereof, Enterprise shall sell and deliver to HIMONT, and HIMONT shall purchase and receive from Enterprise, the full output capacity of Polymer Grade Propylene from the Plant, estimated to be one billion eighty million (1,080,000,000) pounds per year, less the agreed upon tolling volumes of three hundred and eighty four million (384,000,000) pounds per year. The net volume of Polymer Grade Propylene which HIMONT shall purchase each month shall be determined as provided for under Section
          4.1 of the Propylene Sales Agreement."

PART 3 - EXTENSION OF TERM
--------------------------

     This Amendment shall extend the term of the PFP Agreement and the Propylene Sales Agreement for the first option of twelve (12) years, as provided for in Section 11.1 of the PFP Agreement, and shall remain in full force and effect as amended until December 31, 2004. All other terms and conditions of Article XI of the PFP Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, HIMONT and Enterprise, by their duly authorized representatives, have executed this Amendment effective as of January 1, 1993.

HIMONT U.S.A., INC.                            ENTERPRISE PRODUCTS COMPANY


By: /s/ W.M. Burman                            By: /s/ A. W. Bell
    ------------------------------                 --------------------------
Title: Sr. Vice President                      Title: Sr. Vice President
       ---------------------------                    -----------------------
Date:  May 14, 1993                            Date:  4-27-93
       ---------------------------                    -----------------------



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